EXHIBIT 99.1

CENTERPOINT PROPERTIES TRUST

PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

Background

The accompanying unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2005 has been prepared to reflect the disposition of individually insignificant operating properties from January 1, 2005 through November 1, 2005 as if such transactions had occurred on January 1, 2005.

The accompanying unaudited pro forma condensed consolidated statement of operations for the years ended December 31, 2004, December 31, 2003 and December 31, 2002 have been prepared to reflect the disposition of individually insignificant operating properties from January 1, 2002 through November 1, 2005 as if such transactions had occurred as of the beginning of the periods presented.

These unaudited pro forma condensed consolidated statements should be read in connection with the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.  Certain financial information has been condensed.  In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the above transactions.

The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

CENTERPOINT PROPERTIES TRUST

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

	Nine months ended September 30, 2005					Twelve months ended December 31, 2004			Twelve months ended December 31, 2003			Twelve months ended December 31, 2002
			Pro Forma				Pro Forma			Pro Forma			Pro Forma
	Company (a)		Adjustments (b)		Pro forma	Company (a)	Adjustments (b)	Pro forma	Company (a)	Adjustments (b)	Pro forma	Company (a)	Adjustments (b)	Pro forma

Revenues:
Rental revenues	$ 73,439				$ 73,439	$ 113,696	$ (41,293)	$ 72,403	$ 97,439	$ (28,689)	$ 68,750	$ 92,981	$ (23,434)	$ 69,547
Expense reimburse- ment revenue	23,784				23,784	34,345	(10,035)	24,310	29,799	(8,095)	21,704	27,535	(7,857)	19,678
Mortgage interest income	976				976	946		946	1,317		1,317	896		896
Real estate fee income	5,770				5,770	10,785		10,785	11,988		11,988	12,230		12,230
Build-to-suit revenue	27,226				27,226	—		—	—		—	—		—
Total revenue	131,195		—		131,195	159,772	(51,328)	108,444	140,543	(36,784)	103,759	133,642	(31,291)	102,351

Expenses:
Real estate taxes	24,056				24,056	33,265	(10,700)	22,565	28,207	(9,386)	18,821	25,066	(8,465)	16,601
Property operating and leasing	26,951				26,951	32,555	(3,392)	29,163	28,476	(2,004)	26,472	23,088	(1,388)	21,700
General and administrative	10,608				10,608	11,994		11,994	8,681		8,681	7,023		7,023
Depreciation and amortizat- ion	28,463				28,463	37,078	(9,987)	27,091	29,942	(8,019)	21,923	28,378	(6,582)	21,796
Build-to-suit for sale construction costs	25,719				25,719	—		—	—		—	—		—
Impairment of asset	1,153				1,153	937		937	—		—	1,228		1,228
Total expenses	116,950		—		116,950	115,829	(24,079)	91,750	95,306	(19,409)	75,897	84,783	(16,435)	68,348

Other income / (expense):
Interest income	1,123				1,123	1,917		1,917	2,430		2,430	576		576
Interest expense	(23,396)		11,665	(c)	(11,731)	(33,032)	14,524 (c)	(18,508)	(25,735)		(25,735)	(27,456)		(27,456)
Amortization of deferred financing costs	(2,815)				(2,815)	(3,567)		(3,567)	(3,354)		(3,354)	(2,918)		(2,918)
Total other income / (expense)	(25,088)		11,665		(13,423)	(34,682)	14,524	(20,158)	(26,659)	—	(26,659)	(29,798)	—	(29,798)

Income from continuing operations before income taxes and equity in net income of affiliate	(10,843)		11,665		822	9,261	(12,725)	(3,464)	18,578	(17,375)	1,203	19,061	(14,856)	4,205
(Provision for) benefit from income tax expense	2,481				2,481	1,017	(24)	993	(389)	—	(389)	(1,575)	—	(1,575)
Equity in net income of affiliate	765				765	5,703		5,703	2,281		2,281	1,994		1,994
Gain from sale of equity interest	—				—	6,469		6,469	—		—	—		—

Income from continuing operations	$ (7,597)		$ 11,665		$ 4,068	$ 22,450	$ (12,749)	$ 9,701	$ 20,470	$ (17,375)	$ 3,095	$ 19,480	$ (14,856)	$ 4,624

Basic EPS:
Income from continuing operations	$ (0.16)				$ 0.08	$ 0.47		$ 0.20	$ 0.44		$ 0.07	$ 0.43		$ 0.10

Diluted EPS:
Income from continuing operations	$ (0.16	)(d)			$ 0.08	$ 0.46		$ 0.20	$ 0.43		$ 0.07	$ 0.42		$ 0.10

Weighted average share outstanding
Basic	48,529,759				48,529,759	47,364,105		47,364,105	46,021,460		46,021,460	45,516,102		45,516,102
Diluted	48,529,759	(d)			50,029,166	49,157,911		49,157,911	47,488,080		47,488,080	46,769,700		46,769,700

The accompanying notes are an integral part of these financial statements

CENTERPOINT PROPERTIES TRUST

NOTES AND ADJUSTMENTS TO PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

(a)                                  Reflects the historical condensed statements of operations of the Company as reported in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2005 and its Annual Report on Form 10-K for the years ended December 31, 2004, 2003 and 2002.

The incremental rental revenues and certain operating expenses of the 48 individually insignificant operating properties that were disposed from January 1, 2005 through November 1, 2005 for an approximate gross sales price of $534.9 million and the 12 operating properties held-for-sale at September 30, 2005 have been removed from reported income from continuing operations in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2005.  While several of the properties were sold after September 30, all of the properties sold through November 1, 2005 were held for sale as of September 30, 2005, therefore, their operations were excluded from continuing operations.

(b)                                 These adjustments reflect the incremental rental revenues and certain operating expenses of the 48 individually insignificant operating properties that were disposed from January 1, 2005 through November 1, 2005 and the 12 operating properties held-for-sale at September 30, 2005 as if these properties were disposed on January 1, 2002.

(c)                                  The adjustment to interest expense reflects the incremental impact of the disposition of all individually insignificant operating properties from January 1, 2004 through November 1, 2005 and the 12 operating properties held-for-sale at September 30, 2005 as if the Company utilized the proceeds to retire indebtedness under its line of credit as of January 1, 2004.  The interest rate used for each year was the average rate for the Company’s line of credit in each of the relevant periods.  A 0.125% increase or decrease in the interest rate used would decrease or increase, respectively, income from continuing operations by $0.4 million for the nine months ended September 30, 2005 and $0.8 million for the year ended December 31, 2004.

(d)                                 Pursuant to Statement of Financial Accounting Standard No. 128, “Earnings Per Share,” the weighted average common shares outstanding for diluted EPS is the same as the weighted average common shares outstanding for basic EPS due to the loss from continuing operations.